EXHIBIT 10.4
AMENDED AND RESTATED PLEDGE AGREEMENT
THIS AMENDED AND RESTATED PLEDGE AGREEMENT, dated as of June 6, 2008 (as so amended and restated and as further amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), made by PGRT ESH, INC., a Delaware corporation (the “Pledgor”), in favor of CITICORP USA, INC., a Delaware corporation (the “Lender”).
W I T N E S S E T H:
WHEREAS, pursuant to a Loan Agreement dated as of June 29, 2007 (the “2007 Loan Agreement”) between the Pledgor and the Lender, the Pledgor borrowed $120,000,000 from the Lender, to be repaid in full on June 10, 2008 (the “Original Maturity Date”);
WHEREAS, the Pledgor has requested the Lender to extend the Original Maturity Date for approximately one year, which the Lender has agreed to do, subject to amending certain other terms of the 2007 Loan Agreement and the Pledgor’s meeting certain conditions;
WHEREAS, in furtherance of the foregoing, the Pledgor and the Lender have entered into an Amended and Restated Loan Agreement dated as of June 6, 2008 (as so amended and restated and as further amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement) amending and restating in its entirety the 2007 Loan Agreement;
WHEREAS, in connection with the 2007 Loan Agreement, the Pledgor pledged certain collateral to the Lender pursuant to the Pledge Agreement dated as of November 7, 2007 (the “Original Pledge Agreement”) between the Pledgor and the Lender;
WHEREAS, it is a condition precedent to the effectiveness of the Loan Agreement that the Pledgor shall have amended the Original Pledge Agreement;
WHEREAS, in furtherance of the foregoing, the Pledgor and the Lender agree to amend and restate in its entirety the Original Pledge Agreement;

NOW, THEREFORE, in consideration of the promises contained herein and the Lender’s entering into the Loan Agreement, the Pledgor hereby agrees as follows:
SECTION 1. Pledge. The Pledgor hereby continues and reaffirms in its entirety its original pledge to the Lender of, and its original grant to the Lender of a lien on and security interest in, and, for further certainty, hereby pledges to the Lender and grants to the Lender a lien on and security interest in, the following, whether now owned or at any time hereafter acquired by the Pledgor (collectively, the “Collateral”):
(a) all of the Series A-2 Units and Common A-2 Units (collectively, the “Pledged Interests”) of BHAC Capital IV, L.L.C., a Delaware limited liability company (the “Issuer”), and the certificates representing the Pledged Interests, and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Interests, and all additional Units (as defined in the Second Amended and Restated Limited Liability Company Agreement of the Issuer dated as of June 29, 2007 (the “LLC Agreement”)) of or in the Issuer from time to time acquired in any manner by the Pledgor, and the certificates, if any, representing such additional Units, and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional Units; and
(b) all proceeds of any of the foregoing (including, without limitation, proceeds constituting any property of the types described above).
The Pledgor delivered to the Lender each of the certificates representing the Pledged Interests, accompanied by an undated transfer power with respect to each such certificate, executed in blank by the Pledgor and an acknowledgment (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Acknowledgment”) of the Chief Financial Officer of the Issuer confirming, among other things, that the Lender’s security interest in the Pledged Interests has been registered in the books and records of the Issuer, that such security interest does not violate any term or provision of the LLC Agreement or any of the Issuer’s other organizational documents and that the Issuer will follow the Lender’s instructions with respect to any distributions payable on account of, or any other proceeds of, the Pledged Interests.
SECTION 2. Security for Obligations. The pledge of, and the grant of a lien on and security interest in, the Collateral hereunder secures the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all of the Obligations.
SECTION 3. Representations and Warranties. The Pledgor represents and warrants as follows:
(a) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in all other states where such qualification is required (except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Pledgor), and has all necessary corporate power and authority to enter into this Agreement.
(b) It has taken all requisite corporate action through its shareholders or directors to authorize the execution and delivery of, and the performance of its obligations under, this Agreement, and this Agreement constitutes the legal, valid and binding obligation of the Pledgor enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally.

(c) It is the legal and beneficial owner of record of the Collateral free and clear of any Lien, except for the Lien created by this Agreement. On the date hereof, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office.
(d) The pledge of the Collateral pursuant to this Agreement, together with the delivery to the Lender of the certificate(s) evidencing the Pledged Interests and the related transfer powers, the execution and delivery of the Acknowledgment and the filing of the UCC Financing Statement describing the Pledged Interests as collateral, creates a valid and perfected first priority lien on and security interest in the Collateral, securing the payment and performance of the Obligations, and all filing and other actions necessary or desirable to perfect and protect such lien and security interest have been duly made or taken.
(e) No authorization, approval, or other action by, and no notice to or filing with, any Person is required for (i) the pledge by the Pledgor of the Collateral pursuant to this Agreement, the grant by the Pledgor of the lien and security interest granted hereby or the execution, delivery or performance of this Agreement by the Pledgor, (ii) the perfection of the lien and security interest granted in this Agreement or (iii) the exercise by the Lender of the rights or remedies provided for in this Agreement.
(f) The execution, delivery and performance by the Pledgor of this Agreement, the granting of the lien and security interest hereunder and the exercise by the Lender of any or all of the remedies hereunder do not and will not violate, contravene or constitute a default under any contractual obligation to which the Pledgor or the Issuer is a party.
(g) The Pledged Interests constitute all of the issued and outstanding Series A-2 Units and Common A-2 Units of the Issuer.
(h) All of the Pledged Interests are duly authorized, fully paid and nonassessable. All of the Pledged Interests are represented by certificates.
(i) The exact correct name of the Pledgor and the jurisdiction of organization of the Pledgor are set forth in the introductory paragraph of this Agreement.
(j) The pledge effected and evidenced hereby does not constitute a sale for tax purposes.
(k) A true and complete organization chart in reasonable detail showing David Lichtenstein’s interest, direct and indirect, in the Issuer is attached hereto as Schedule 1, and a list in reasonable detail of all claims and interests, other than those held, directly or indirectly, by David Lichtenstein, entitled to payment or distributions in respect of the Issuer or the Collateral is attached hereto as Schedule 2.
SECTION 4. Further Assurances; Covenants.
(a) The Pledgor covenants and agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Lender may request, in order to perfect and protect any Liens granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Pledgor will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Lender may request, in order to perfect and preserve the Liens granted or purported to be granted hereby.

(b) The Pledgor hereby authorizes the Lender to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.
(c) The Pledgor covenants and agrees that the Pledgor will not (i) sell, convey, Transfer, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, Collateral Entity Properties or Collateral (as defined in the Loan Agreement) or any other property of the Pledgor relating thereto, (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral, Collateral Entity Properties or Collateral (as defined in the Loan Agreement) or any other property of the Pledgor relating thereto, except for the lien and security interest created by this Agreement, (iii) vote to enable, or take any other action to permit, the Issuer to issue any Units or other equity interests in the Issuer or to issue any other securities convertible into or granting the right to purchase or exchange for any Units or other equity interests in the Issuer, in each case which have a preference over the Pledged Interests in right of distribution or in liquidation, or (iv) enter into any agreement or undertaking restricting the right or ability of the Lender to sell, assign or transfer any of the Collateral. Notwithstanding the provisions of this Section 4(c), a transfer to a Restricted Party shall not be deemed to be a Transfer so long as such transfer does not relate to any Collateral, Collateral Entity Properties or Collateral (as defined in the Loan Agreement) without the Lender’s prior written consent and does not impair or limit the first priority Lien in favor of the Lender pursuant to the terms hereof.
(d) The Pledgor covenants that, in furtherance of allowing the Lender to determine from time to time the Collateral Value of the Specified Equity Interests represented by the Collateral and the value of other Collateral (as defined in the Loan Agreement), the Pledgor will (a) permit periodic inspections and appraisals of the Collateral, Collateral Entity Properties, Collateral (as defined in the Loan Agreement) and any other property of the Pledgor by the Lender or its authorized agents and (b) deliver to the Lender, not later than forty-five days after the end of each calendar quarter, such information as to the Issuer, including, without limitation, information as to the real properties owned, directly or indirectly, by the Issuer, the extent and nature of David Lichtenstein’s direct or indirect ownership thereof, and the Appraised Value, Cap Rate Value and EBITDA, as applicable, in respect thereof, as the Lender may reasonably request. Such information shall include (i) a detailed description of the distributions, cash, instruments and other property, if any, received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Interest as well as information as to amounts distributable by the Issuer but not actually distributed, (ii) detailed financial statements as to the Issuer, including, without limitation, a balance sheet, income statement, cash flow statement and equity owner’s account statement, with such other information as the Lender may request in its discretion, and (iii) a detailed description of any changes to Schedule 1 or Schedule 2 since the date hereof.

SECTION 5. Distributions; Voting; Compensation; Etc.
(a) So long as no Default or Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement and in a manner which does not impair any of the Collateral and to receive and retain any and all distributions paid in respect of the Collateral; provided, however, that any and all:
(i)	distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral,
(ii)	distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution of the Issuer, or in connection with a reduction of capital, capital surplus or paid-in-surplus of the Issuer, and
(iii)	cash paid, payable or otherwise distributed in exchange for, or in redemption of, any Collateral shall, if received by the Pledgor, be received in trust for the benefit of the Lender, segregated from the other property or funds of the Pledgor, and forthwith delivered to the Lender as Collateral in the same form as so received (with any necessary endorsement); provided, further, however, that the foregoing provisions of this Section 5(a) shall not apply to dividends and distributions made pursuant to and to the extent permitted by Section 5.2.7 of the Loan Agreement.
(b) Upon the occurrence and during the continuance of a Default or an Event of Default:
(i)	All rights of the Pledgor to receive any distributions that it would otherwise be authorized to receive and retain pursuant to Section 5(a) shall cease, and all such rights shall thereupon become vested in the Lender who shall thereupon have the sole right to receive and hold as Collateral such distributions, subject, however, to the terms of Section 5.2.7 of the Loan Agreement.
(ii)	Any and all distributions payable to the Pledgor in respect of the Collateral shall be received by the Pledgor in trust for the benefit of the Lender, segregated from other funds of the Pledgor and forthwith paid over to the Lender as Collateral in the same form as so received (with any necessary endorsement), also subject, however, to the terms of Section 5.2.7 of the Loan Agreement.

(c) The Pledgor hereby irrevocably constitutes and appoints the Lender, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, upon the occurrence and during the continuance of a Default or an Event of Default, to exercise the voting and other consensual rights which the Pledgor would otherwise be entitled to exercise pursuant to Section 5(a) (whereupon all rights of the Pledgor to exercise such rights shall cease). The Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and is irrevocable.
(d) Nothing set out herein shall cause or be deemed to cause the Lender to assume any obligations or liabilities of any nature under or in respect of the certificate of formation of the Issuer or the LLC Agreement.
SECTION 6. Records, Etc. The Pledgor shall keep its office and principal place of business and the place where it keeps its records concerning the Collateral at its address specified in Section 8.6 of the Loan Agreement. The Pledgor will hold and preserve such records and, upon 48 hours’ notice from the Lender, will permit representatives of the Lender at any time during normal business hours to inspect and make abstracts from such records.
SECTION 7. Lender Appointed Attorney-in-Fact; Irrevocable Authorization and Instruction to Issuer. The Pledgor hereby appoints the Lender the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Lender’s discretion, to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any distribution in respect of the Collateral or any part thereof and to give full discharge for the same. The Pledgor hereby authorizes and instructs the Issuer to comply with any instruction received by the Issuer from the Lender in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Issuer shall be fully protected in so complying. The Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and is irrevocable.
SECTION 8. Lender May Perform. If the Pledgor fails to perform any agreement contained herein, the Lender may perform, or cause performance of, such agreement, and the expenses of the Lender incurred in connection therewith shall be payable by the Pledgor.
SECTION 9. Reasonable Care. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral (including, without limitation, the certificate(s) representing the Pledged Interests) in its possession if the Collateral is accorded treatment substantially equal to that which the Lender accords its own property, it being understood that the Lender shall not have the responsibility under this Agreement for taking any necessary steps to preserve rights against any parties with respect to any Collateral.

SECTION 10. Remedies upon Default; Private Placement. (a) If any Event of Default shall have occurred and be continuing, the Lender may exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York (the “Code”) and other applicable law, and the Lender may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker’s board or at any of the Lender’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to it of the time and place of any public or private sale shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. If an Event of Default shall have occurred and be continuing, the Lender may, pursuant to the power of attorney granted herein, transfer the Collateral on the books of the Pledgor and the Issuer, in whole or in part, to the name of the Lender or such other Person or Persons as the Lender may designate and take all such other and further actions as the Pledgor could have taken with respect to the Collateral which the Lender in its absolute discretion determines to be necessary or appropriate to accomplish the purposes of this Agreement.
(b) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of all or any part of the Collateral may be effected after an Event of Default, the Pledgor agrees that, after the occurrence and during the continuation of an Event of Default, the Lender may, from time to time, attempt to sell all or any part of the Collateral by means of a private placement restricting the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Lender may solicit offers to buy all or any part of the Collateral from a limited number of Persons deemed by the Lender, in its sole discretion, to be financially responsible parties who might be interested in purchasing such Collateral. The Pledgor acknowledges and agrees that any such private placement may result in prices and other terms less favorable to the Lender than if such sale were a public sale. If the Lender solicits such offers from not less than three such Persons (none of which is an Affiliate of the Lender), then the acceptance by the Lender of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of such Collateral; provided, however, that this subsection shall not be construed to impose a requirement that the Lender solicit offers from three or more Persons for any such sale to be deemed commercially reasonable. The Lender shall be under no obligation to delay a sale of any of the Pledged Interests for the period of time necessary to permit the Issuer to register such securities for public sale under the Securities Act (as defined below) or under applicable state securities laws.
SECTION 11. Registration Rights. If the Lender shall determine to exercise its right to sell all or any of the Pledged Interests under Section 10, the Pledgor agrees that, upon request of the Lender, it will:
(a) execute and deliver all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Lender, advisable to register such Pledged Interests under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Lender, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

(b) use its best efforts to qualify such Pledged Interests under the state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of such Pledged Interests, as requested by the Lender;
(c) use its best efforts to cause the Issuer to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act; and
(d) use its best efforts to do or cause to be done all such other acts and things as may be necessary to make such sale of such Pledged Interests or any part thereof valid and binding and in compliance with applicable law.
The Pledgor further agrees to do or cause to be done all such other acts as may be reasonably requested to make any sale or sales of all or any portion of the Pledged Interests under this Section 11 valid and binding and in compliance with any and all other applicable requirements of law. Pledgor further agrees that a breach of any of the covenants contained in this Section 11 will cause irreparable injury to the Lender, that the Lender has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 11 shall be specifically enforceable against the Pledgor, and to the maximum extent permitted by applicable law, the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.
SECTION 12. Securities Collateral. The Pledgor acknowledges that the Pledged Interests are represented by certificates and constitute “securities” as governed and defined by Article 8 of the Uniform Commercial Code in effect in any jurisdiction and are transferable and assignable to the extent provided in Article 8 of the LLC Agreement. The Pledgor further agrees that it and the Issuer will at no time “opt out” of Article 8 through any amendment to the Issuer’s certificate of formation, LLC Agreement or other governing document or by any other means cause the Pledged Interests and the certificates representing any Pledged Interests to cease to be “securities” under Article 8 of the Uniform Commercial Code. Any action taken to so “opt out” will be null and void and of no effect.
SECTION 13. Application of Proceeds. All money held by the Lender as Collateral and all cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral, shall be applied to the Obligations in such order as determined by the Lender in its sole discretion.
SECTION 14. Indemnity and Expenses.
(a) The Pledgor agrees to indemnify and hereby indemnifies the Lender from and against any and all claims, damages, losses, liabilities and expenses arising out of, in connection with, or resulting from, this Agreement (including, without limitation, enforcement of this Agreement) other than such as arise from the Lender’s gross negligence or willful misconduct.
(b) The Pledgor will upon demand pay to the Lender the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Lender may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Lender hereunder, (iv) the failure of the Pledgor to perform or observe any of the provisions hereof or (v) any action taken by the Lender pursuant to this Agreement.

SECTION 15. Amendments, Etc. No amendment of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the Pledgor and the Lender; no waiver of any provision of this Agreement, and no consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure to exercise and no delay in exercising on the part of the Lender any right, power or privilege under this Agreement shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
SECTION 16. Security Interest Absolute. All rights of the Lender and the lien and security interest granted to it hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:
(a) any lack of enforceability of the Loan Agreement or any of the other Loan Documents or any other agreement or instrument relating thereto;
(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Loan Agreement, any of the other Loan Documents or any agreement, instrument or document delivered in connection therewith;
(c) any taking and holding of collateral or guarantees for all or any of the Obligations, or any amendment, alteration, exchange, substitution, transfer, enforcement, waiver, subordination, termination or release of any collateral or such guarantees, or any non-perfection of any collateral, or any consent to departure from any such guaranty;
(d) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or the manner of sale or other disposition of any collateral or the collection of proceeds thereof;
(e) any consent by the Lender to the restructure or refinancing of the Obligations or any portion thereof;
(f) any other modification, compromise, settlement or release by the Lender, by operation of law or otherwise, of the Obligations or the liability of any obligor or guarantor, or of any collateral, in whole or in part, and any refusal by the Lender to accept any payment, in whole or in part, from any obligor or guarantor in connection with any of the Obligations, in each case whether or not with notice to, further assent by, or any reservation of rights against, the Pledgor; or
(g) any other circumstance (including, without limitation, any statute of limitations) which might otherwise constitute a defense available to, or a discharge of, any third party pledgor or guarantor.

SECTION 17. Addresses for Notices. All notices and other communications hereunder shall be in writing and sent by certified or registered mail, return receipt requested, by overnight delivery service, with all charges prepaid, by hand delivery, or by telecopier, if to the Lender, then to Citicorp USA, Inc., 101 John F. Kennedy Parkway, Fourth Floor, Short Hills, New Jersey 07078, Telecopy: (973) 921-2435, Attn.: Ms. Diana Yusun, Director, with a copy to Luskin, Stern & Eisler LLP, 330 Madison Avenue, New York, New York 10017, Telecopy: (212) 293-2705, Attn.: Nathan M. Eisler, Esq.; and if to the Pledgor, then to PGRT ESH, Inc., 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601, Telecopy: (312) 917-1597, Attn.: Jeffrey A. Patterson, Title: President and Chief Executive Officer, with a copy to James Hoffman, Esq., General Counsel, Telecopy: (312) 917-3937; or, in each case, to such other address as the Lender or the Pledgor may specify to the other party in the manner required hereunder. All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, three Business Days after being postmarked, (ii) if sent by overnight delivery service or by hand delivery, when received at the above stated addresses or when delivery is refused and (iii) if sent by telecopier transmission, when such transmission is confirmed.
SECTION 18. Continuing Security Interest; Assignment. This Agreement shall create a continuing lien on and security interest in the Collateral and shall (a) remain in full force and effect until released in accordance herewith, (b) be binding upon the Pledgor and its successors and assigns, and (c) inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender and its successors and assigns. Without limiting the generality of the foregoing clause (c), the Lender may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement to any other Person which is an assignee of the Lender under the Loan Agreement, and such other Person shall thereupon become vested with all the benefits in respect hereof granted to the Lender herein.
SECTION 19. Telecopied Signature. This Agreement may be executed and delivered by e-mail, telecopier or other facsimile transmission all with the same force and effect as if the same was a fully executed and delivered original manual counterpart.
SECTION 20. Governing Law. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.
SECTION 21. Limited Recourse. Notwithstanding anything herein or in any other Loan Document to the contrary, the Pledgor shall be fully liable hereunder and in respect of the other Obligations, provided that the Lender agrees not to enforce any judgment it may obtain against the Pledgor with respect to this Agreement or the other Obligations against any of the Pledgor’s assets other than the Collateral (as defined in the Loan Agreement) pledged by the Pledgor. The Lender further agrees that it shall not have or seek recourse to the PGRT Entities (other than to realize on pledges of the equity interests in the REIT and Prime Group Realty, L.P.) or their respective assets, other than to the Pledgor to the extent described in the previous sentence as to the Collateral (as defined in the Loan Agreement) pledged by the Pledgor, for the payment of the Obligations. The Lender’s recourse against the Guarantors under the Guaranties, and the Lender’s rights and remedies against all other Collateral Entities and all other Collateral (as defined in the Loan Agreement), shall in no way be limited or otherwise be affected hereby.

IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be executed by its proper and duly authorized managing member as of the day and year first above written.

PGRT ESH, INC.
By:	/s/ David Lichtenstein
	Name:	David Lichtenstein
	Title:	Chairman

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